Exhibit (a)(1)(vi)

NOTICE OF WITHDRAWAL OF TENDER

REGARDING SHARES IN PRIVATE ADVISORS ALTERNATIVE STRATEGIES FUND TENDERED
PURSUANT TO THE OFFER TO PURCHASE DATED SEPTEMBER 27, 2013

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE ON OCTOBER 25, 2013 AND THIS
NOTICE OF WITHDRAWAL OF TENDER MUST BE RECEIVED BY

THE FEEDER FUND’S ADMINISTRATOR, EITHER BY MAIL OR BY FAX, BY 11:59 P.M.,

EASTERN TIME, ON OCTOBER 25, 2013, UNLESS THE OFFER IS EXTENDED.

COMPLETE THIS NOTICE OF WITHDRAWAL OF TENDER AND FAX OR MAIL TO THE
FEEDER FUND’S ADMINISTRATOR AT:

Regular Mail	Overnight Mail	Fax: (617) 956-0437
State Street Bank and Trust Company Attn: Private Advisors Alternative Strategies Fund Box 5493 Mail Code JHT 1651 Boston, MA 02206	State Street Bank and Trust Company Attn: Private Advisors Alternative Strategies Fund Attn: Transfer Agency 200 Clarendon Street 16th Floor, Mail Code JHT 1651 Boston, MA 02116	FOR ADDITIONAL INFORMATION CALL: (888) 207-6176

Ladies and Gentlemen:

As indicated immediately below, please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal.

Parts 1, 2 and 3 must be completed and good order in order to process your request.

PART 1 - NAME (AS IT APPEARS ON YOUR PRIVATE ADVISORS ALTERNATIVE STRATEGIES FUND STATEMENT) AND CONTACT INFORMATION

Account Name/Corporation Name:
Mailing Address:
City, State, Zip:
Telephone Number:
Email Address:
Financial Intermediary Firm Name:
Financial Intermediary Account #:
Financial Advisor Name:

PART 2. - REQUESTED WITHDRAWAL AMOUNT

☐	NONE of the undersigned’s shares will be purchased by the Feeder Fund.

☐	SOME of the undersigned’s shares will be purchased by the Feeder Fund and the dollar value of those shares still to be purchased by the Feeder Fund is:

$______________*

* NOTE: This option may be used only to decrease the dollar value of the shares to be purchased by the Feeder Fund. If an increase in the dollar value of the shares to be purchased by the Feeder Fund is indicated on this form, the Feeder Fund shall consider this form null and void and shall process the undersigned’s initial tender request as set forth in its previously submitted Letter of Transmittal.

Exhibit (a)(1)(vi)

☐	SOME of the undersigned’s shares will be purchased by the Feeder Fund and the number of shares still to be purchased by the Feeder Fund is:

______________ % of Shares owned*

* NOTE: This option may be used only to decrease the number of shares to be purchased by the Feeder Fund. If an increase in the number of shares to be purchased by the Feeder Fund is indicated on this form, the Feeder Fund shall consider this form null and void and shall process the undersigned’s initial tender request as set forth in its previously submitted Letter of Transmittal.

The undersigned recognizes that, upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, all or some of the undersigned’s shares in the Feeder Fund (as indicated above) previously tendered will not be purchased by the Feeder Fund upon expiration of the tender offer described above.

PART 3 -  The undersigned represents that the undersigned is the beneficial owner of the shares in the Feeder Fund to which this withdrawal request relates, or that the person signing this request is an authorized representative of the withdrawing shareholder.

In the case of joint accounts, each joint holder must sign this repurchase request. Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date